Exhibit 3.1.1

NOVA Gas Transmission Ltd.

GENERAL BY-LAW

June 10, 1994

BY-LAW NO. 1

A by-law relating generally to the conduct

of the business and affairs of

NOVA GAS TRANSMISSION LTD.

ARTICLE		CONTENTS

One	—	Interpretation
Two	—	Directors
Three	—	Committees
Four	—	Officers
Five	—	Protection of Directors, Officers and Others
Six	—	Business of the Corporation
Seven	—	Borr owing and Securities
Eight	—	Shares and Transfers
Nine	—	Dividends and Rights
Ten	—	Financial
Eleven	—	Notices
Twelve	—	Meetings of Shareholders
Thirteen	—	Divisions and Departments
Fourteen	—	Effective Date

BE IT ENACTED as a by-law of the Corporation as follows:

ARTICLE ONE
INTERPRETATION

1.01        Definitions — In this by-law of the Corporation, unless the context otherwise requires:

(a)   “Business Corporations Act” means the Business Corporations Act of Alberta, as from time to time amended and every statute that may be substituted therefor and, in case of such substitution, any reference in the by-laws of the Corporation to provisions of the Act shall be read as references to the substituted provisions therefor in the new statute or statutes;

(b)   “appoint” includes “elect” and vice versa;

(c)   “articles” means the articles, as defined in the Business Corporations Act, of the Corporation;

(d)   “Board” means the board of directors of the Corporation;

(e)   “by-laws” means this by-law and all other by-laws of the Corporation from time to time in force and effect;

(f)    “Corporation” means NOVA Gas Transmission Ltd, a corporation continued under the Business Corporations Act;

(g)   “division” shall have the meaning ascribed thereto in Article Thirteen;

(h)   “director” means a director elected or appointed pursuant to the Business Corporations Act;

(i)    “meeting of shareholders” includes an annual meeting of shareholders and a special meeting of shareholders; “special meeting of shareholders” includes a meeting of any class or classes or series or one or more series of a class;

(j)    “non-business day” means Saturday, Sunday and any other day that is a holiday as defined in The Interpretation Act, (Alberta);

(k)   “person” includes a body corporate, corporation, company, partnership, trust and any heir, executor, administrator or other legal representative of a person;

(l)    “resident Canadian” means an individual who is

(i)    a Canadian citizen ordinarily resident in Canada,

(ii)   a Canadian citizen not ordinarily resident in Canada who is a member of a prescribed class of persons under the Business Corporations Act, or

(iii)  a permanent resident within the meaning of the Immigration Act, 1976 (Canada) and ordinarily resident in Canada, except a permanent resident who has been ordinarily resident in Canada for more than one year after the time at which he first became eligible to apply for Canadian citizenship;

(m)  “recorded address” means in the case of a shareholder his address as recorded in the securities register of the Corporation; and in the case of joint shareholder’s the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are more than one; and in the case of a director, officer, auditor or member of a committee of the Board, his latest address as recorded in the records of the Corporation;

(n)   “resident of Alberta” means an individual who is ordinarily resident in Alberta and who

(i)    is a Canadian citizen, or

(ii)   has been lawfully admitted to Canada for permanent residence;

(o)   “signing officer” means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by section 6.02 of this by-law or by a resolution of the Board passed pursuant thereto.

Save as aforesaid, words and expressions defined in the Business Corporations Act have the same meanings when used herein.

1.02        Articles, Sections and Headings — The division of this by-law into articles and sections and the insertion of headings is for convenience of reference only and shall not affect its construction or interpretation.

1.03        Conflicts — If there is any conflict between this by-law and the provisions of the Business Corporations Act then the provisions of such Act shall prevail.

1.04        Import of Words — Unless there is something in the subject or context inconsistent therewith, words importing the singular number shall include the plural, and vice versa, and words importing gender shall include the masculine, feminine and neuter genders. Whenever reference is made to any statute or section thereof such reference shall be deemed to extend and apply to any amendment to the said statute or section, as the case may be.

ARTICLE TWO
DIRECTORS

2.01        Quorum — Subject to section 2.08, the quorum for the transaction of business at any meeting of the Board shall consist of six directors of the Corporation.

2.02        Qualification — Subject to the provisions of the Business Corporations Act relating to the qualifications of directors, a majority of the Board shall be residents of Alberta.

2.03        Election of Directors —

(a)   At each annual meeting of shareholders all the directors whose term of office expires at the close of such annual meeting shall retire but, if qualified, shall be eligible for re-election.

(b)   The number of directors to be elected at any such annual meeting of shareholders shall be the number of directors then retiring unless the Board otherwise determines.

2.04        Removal of Directors — Subject to the provisions of the Business Corporations Act, the shareholders may by ordinary resolution passed at a special meeting remove any director from office and the vacancy created by such removal may be filled at the same meeting failing which it may be filled by the Board.

2.05        Ceasing to Hold Office — A director ceases to hold office when:

(a)   he dies;

(b)   he is removed from office by the shareholders;

(c)   he ceases to be qualified for election as a director; or

(d)   his written resignation is sent or delivered to the Corporation, or if a time is specified in such resignation, at the time so specified, whichever is later.

2.06        Vacancies — Subject to the provisions of the Business Corporations Act, a quorum of the Board may fill a vacancy in the directors, except a vacancy resulting from a failure of the shareholders to elect the minimum number of directors.  In the absence of a quorum of the Board, or if the vacancy has arisen from a failure of the shareholders to elect the minimum number of directors, the Board shall forthwith call a special meeting of shareholders to fill the vacancy.  If the Board fails to call such meeting then any shareholder may call the meeting.

2.06.1     Increase in Board — The directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed one-third of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

2.07        Action by the Board — The Board shall manage the business and affairs of the Corporation Subject to section 2.08, the powers of the Board may be exercised by resolution passed at a meeting at which a quorum is present or by resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the Board.  Where there is a vacancy in the Board, the remaining directors may exercise all the powers of the Board so long as a quorum remains in office.

2.08        Meetings by Telephone — A director may participate in a meeting of the Board or of a committee of the Board by means of telephone or other communication facilities that permit all persons participating in the meeting to hear each other, and a director participating in such a meeting by such means is deemed for the purposes of the Business Corporations Act to be present at the meeting.

2.09        Place of Meeting — Meetings of the Board may be held at any place in or outside Canada as determined and called by the Secretary to the Board or the Corporate Secretary on the direction of the Chairman of the Board, a Vice Chairman of the Board, a Deputy Chairman of the Board or the President.

2.10        Residency Requirements — Unless the Business Corporations Act otherwise provides, the Board shall not transact business at a meeting of directors unless at least one-half of the director’s present are resident Canadians unless:

(a)   a resident Canadian director who is unable to be present approves in writing or by telephone or other communication device the business transacted at the meeting; and

(b)   the number of resident Canadian directors present at the meeting, together with any resident Canadian director who gives his approval under subsection (a), totals at least one-half of the directors present at the meeting.

2.11         Calling of Meetings — A meeting of the Board shall be called by the Secretary to the Board or by the Corporate Secretary on the direction of the Chairman of the Board, a Vice Chairman of the Board, a Deputy Chairman of the Board or the President. Any three directors may require the Chairman of the Board, a Vice Chairman of the Board, a Deputy Chairman of the Board or the President to direct the Secretary to the Board or the Corporate Secretary to call a meeting of the Board.

2.12         Notice of Meeting — Notice of the time and place of each meeting of the Board shall be given to each director not less than 48 hours before the time when the meeting is to be held. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Business Corporations Act requires such purpose or business to be specified, including any proposal to:

(a)   submit to the shareholders any question or matter requiring the approval of the shareholders;

(b)   fill a vacancy among the elected directors or in the office of auditor;

(c)   issue securities except in the manner and on the terms authorized by the directors;

(d)   declare dividends;

(e)   purchase, redeem or otherwise acquire shares issued by the Corporation except in the manner and on the terms authorized by the directors;

(f)    pay a commission for the sale of shares;

(g)   approve a prospectus or management proxy circular;

(h)   approve a take-over bid circular or directors’ circular;

(i)    approve any financial statements; or

(j)    adopt, amend or repeal by-laws.

2.13         Meetings without Notice — Meetings of the Board may be held at any time without formal notice if all directors are present or those absent have waived notice or have signified their consent in writing to the meeting being held in their absence. A director may in any manner waive notice of or otherwise consent to a meeting of the Board and attendance of a director at a meeting of the Board is a waiver of notice of the meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

2.14         First Meeting of New Board — Provided a quorum of directors is present, each newly elected Board may, without notice, hold its first meeting immediately following the meeting of shareholder’s at which such Board is elected.

2.15         Adjourned Meeting — Notice of an adjourned meeting of the Board is not required if the time and place of the adjourned meeting is announced at the original meeting.

2.16         Regular Meetings — The Board may appoint a day or days in any month or months for regular meetings of the Board at a place and hour to be named. A copy of any resolution of the Board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Business Corporations Act requires the purpose thereof or the business to be transacted thereat to be specified.

2.17         Chairman — The chairman of any meeting of the Board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: Chairman of the Board, Vice Chairman of the Board, Deputy Chairman of the Board, President, or a Vice President. If no such officer is present, the directors present shall choose one of their number to be chairman.

2.18         Votes to Govern — At all meetings of the Board every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes the chairman of the meeting shall not be entitled to a second or casting vote.

2.19         Remuneration and Expenses — The directors shall be paid such remuneration for their services as the Board may from time to time determine. The directors shall also be entitled to be reimbursed for traveling and other expenses properly incurred by them in attending meetings of the Board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

2.20        Insurance — Subject to the restrictions contained in the Business Corporations Act, the Corporation may purchase and maintain such insurance for the benefit of the directors and officers of such of the Corporation and its subsidiaries, as the Board may from time to time determine.

ARTICLE THREE
COMMITTEES

3.01        Committee of Directors — The Board may appoint one or more committees of directors, however designated, and delegate to any such committee any of the powers of the Board except those which, under the Business Corporations Act, a committee of directors has no authority to exercise.

3.02        Transaction of Business — Subject to the provisions of section 3.01, the powers of a committee of directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place in or outside Canada.

3.03        Advisory Committees — The Board may from time to time appoint such other committees comprised of directors and other persons who are not directors as it may deem advisable, but the functions of any such other committees shall be advisory only.

3.04        Procedure — Unless otherwise determined by the Board, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

ARTICLE FOUR
OFFICERS

4.01        Chairman of the Board — The Board shall elect one of the directors to be Chairman of the Board.

4.02        Vice Chairman of the Board and Deputy Chairman of the Board — The Board may elect one or more of the directors to be Vice Chairman of the Board or Deputy Chairman of the Board.

4.03        President — The Board may:

(a)   appoint a President to fill a vacancy, or

(b)   leave the office of President vacant pending the appointment of a President at a later date.

The President need not be a member of the Board.

4.04        Executive Vice Presidents, Senior Vice Presidents, Vice Presidents — The Board may elect as officers of the Corporation one or more Executive Vice Presidents, one or more Senior Vice Presidents and one or more Vice Presidents, none of whom need be members of the Board. Reference in this by-law to the term Vice President shall include Executive Vice President, Senior Vice President and Vice President unless otherwise specified.

4.05        Chief Executive Officer — The Board may appoint an officer of the Corporation as Chief Executive Officer.

4.06        Other Officers and Employees — The Board shall appoint as officers of the Corporation a Corporate Secretary and a Treasurer and may appoint a Secretary to the Board and such other officers of the Corporation as the Board may deem appropriate. The Board may appoint as officers of any division a Division President and/or one or more Division Vice Presidents whose responsibilities relate primarily to their division. In addition the Chief Executive Officer shall have the power to appoint an Assistant Treasurer, an Assistant Secretary and such Division Presidents and/or Division Vice Presidents as the Chief Executive Officer considers appropriate. Any such Division Presidents and Division Vice Presidents are not, and shall not be, unless otherwise designated by the Board, officers of the Corporation.

4.07        Powers and Duties — Any one person may fill more than one of the said offices. The persons holding such offices, in addition to performing any duties assigned to them by the Board shall have such powers as may from time to time be allocated by the Chief Executive Officer of the Corporation. The Board by resolution may from time to time vary, add to or limit the powers and duties of any officer.

ARTICLE FIVE
PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

5.01        Conflict of Interest —

(a)   A director or officer of the Corporation who

(i)    is a party to a material contract or proposed material contract with the Corporation, or

(ii)   is a director or an officer of, or has a material interest in, any person who is a party to a material contract or proposed material contract with the Corporation,

shall disclose in writing to the Secretary to the Board or the Corporate Secretary or request to have entered in the minutes of meetings of the Board the nature and extent of his interest.

(b)   The disclosure required by subsection (a) shall be made, in the case of a director,

(i)      at the meeting of the Board at which a proposed contract is first considered,

(ii)   if the director was not interested in a proposed contract at the time of the meeting referred to in subsection (b)(i), at the first meeting of the Board after he becomes so interested,

(iii)  if the director becomes interested after a contract is made, at the first meeting of the Board after he becomes so interested, or

(iv)  if a person who is interested in a contract later becomes a director, at the first meeting after he becomes a director.

(c)   Where a proposed contract is dealt with by written resolution instead of at a meeting, the disclosure that would otherwise be required to be made in accordance with subsection (b)(i) or (ii) shall be made

(i)    forthwith on receipt of the resolution, or

(ii)   if the director was not interested in the proposed contract at the time of receipt of the resolution, at the first meeting after he becomes so interested.

(d)   The disclosure required by subsection (a) shall be made, in the case of an officer who is not a director,

(i)    forthwith after he becomes aware that the contract or proposed contract is to be considered or has been considered at a meeting of the Board,

(ii)   if the officer becomes interested after a contract is made, forthwith after he becomes so interested, or

(iii)  if a person who is interested in a contract later becomes an officer, forthwith after he becomes an officer.

(e)   If a material contract or proposed material contract is one that, in the ordinary course of the Corporation’s business, would not require approval by the Board or the shareholders, a director or officer shall disclose in writing to the Corporation, or request to have entered in the minutes of meetings of the Board, the nature and extent of his interest forthwith after the director or officer becomes aware of the contract or proposed contract.

(f)    A director referred to in subsection (a) shall not vote on any resolution to approve the contract unless the contract is

(i)    an arrangement by way of security for money lent to or obligations undertaken by him, or by a body corporate in which he had an interest, for the benefit of the Corporation or an affiliate,

(ii)   a contract relating primarily to his remuneration as a director, officer, employee or agent of the Corporation or an affiliate,

(iii)  a contract for indemnity or insurance under this Article Five, or

(iv)  a contract with an affiliate.

(g)   For the purpose of this section 5.01, a general notice to the Board by a director or officer is a sufficient disclosure of interest in relation to any contract made between the Corporation and a person in which the director has a material interest or of which he is a director or officer if:

(i)    the notice declares he is a director or officer of or has a material interest in the person and is to be regarded as interested in any contract made or to be made by the Corporation with that person, and states the nature and extent of his interest,

(ii)   at the time disclosure would otherwise be required under subsection (b), (c), (d), or (e), as the case may be, the extent of his interest in that person is not greater than that stated in the notice, and

(iii)  the notice is given within the 12 month period immediately preceding the time at which disclosure would otherwise be required under subsection (b), (c), (d), or (e), as the case may be.

(h)   If a material contract is made between the Corporation and one or more of its directors or officers, or between the Corporation and another person of which a director or officer of the Corporation is a director or officer or in which he has a material interest,

(i)    the contract is neither void nor voidable by reason only of that relationship, or by reason only that a director with an interest in the contract is present at or is counted to determine the presence of a quorum at a meeting of the Board or committee of the Board that authorized the contract, and

(ii)   a director or officer or former director or officer of the Corporation to whom a profit accrues as a result of the making of the contract is not liable to account to the Corporation for that profit by reason only of holding office as a director or officer of the Corporation, if the director or officer disclosed his interest in accordance with subsection (b), (c), (d), (e) or (g), as the case may be, and the contract was approved by the Board and it was reasonable and fair to the Corporation at the time it was approved.

5.02        Limitation of Liability —

(a)   Every director and officer of the Corporation in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

(b)   Subject to the foregoing, and to the extent permitted by law, no director or officer for the time being of the Corporation shall be liable for:

(i)    the acts, receipts, neglects or defaults of any other director or officer or employee,

(ii)   any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation,

(iii)  the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested,

(iv)  any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation with whom any moneys, securities or effects of the Corporation shall be lodged or deposited,

(v)   any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation,

(vi)  for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust in relation thereto.

5.03        Indemnity —

Subject to the Business Corporations Act, the Corporation shall indemnify:

(a)   a director or officer of the Corporation,

(b)   a former director or officer of the Corporation,

(c)   a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor or

(d)   an employee or former employee of the Corporation,

and their respective heirs, executors, administrators and other legal representatives from and against any liability and all losses, costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or a director or officer of such body corporate or an employee of the Corporation, if

(e)   he acted honestly and in good faith with a view to the best interests of the Corporation, and

(f)    in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

5.04        Litigation —

Notwithstanding anything in this Article Five, a person referred to in section 5.03 is entitled to indemnity from the Corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defence of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or a director or officer of the body corporate, if the person seeking indemnity:

(a)   was substantially successful on the merits in his defence of the action or proceeding;

(b)   fulfils the conditions set out in subsections 5.03 (e) and (f); and

(c)   is fairly and reasonably entitled to indemnity.

5.05        Other Rights —

The rights of indemnification set forth in sections 5.03 and 5.04 shall not exclude any other rights to which a person referred to therein may be entitled.

5.06        Insurance —

The Corporation may purchase and maintain insurance for the benefit of any person referred to in section 5.03 against any liability incurred by him:

(a)   in his capacity as a director or officer of the Corporation, except when the liability relates to his failure to act honestly and in good faith with a view to the best interests of the Corporation; or

(b)   in his capacity as a director or officer of another body corporate if he acts or acted in that capacity at the Corporation’s request except when the liability relates to his failure to act honestly and in good faith to the best interests of the body corporate.

5.07        Division Officers —

For the purposes of this Article Five the expression “officer” shall be deemed to include Division Presidents and Division Vice Presidents.

ARTICLE SIX
BUSINESS OF THE CORPORATION

6.01        Head Office — The head office of the Corporation shall be at the City of Calgary in the Province of Alberta, Canada.

6.02        Execution of Instruments —

(a)   Unless otherwise specified herein or by the Board, instruments in writing may be signed for and on behalf of the Corporation by:

(i)    any two of a director, the Chairman of the Board, a Vice Chairman of the Board, a Deputy Chairman of the Board, the President, a Vice President or any one of them together with the Secretary to the Board, the Corporate Secretary, the Assistant Secretary, the Treasurer, the Assistant Treasurer or the Controller; or

(ii)   any two Vice Presidents; or

(iii)  as to any instruments in writing pertaining solely to their division, any two division officers;

and all instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The Board shall have power by resolution to appoint any person or persons for and on behalf of the Corporation to sign instruments in writing generally or specifically. When required, the seal of the Corporation, which shall be of such form and device as may be approved by the Board, may be affixed to instruments in writing signed as aforesaid.

(b)   Instruments in writing requiring the execution by the Secretary of the Corporation may be signed by either the Secretary to the Board or the Corporate Secretary and in such event the execution by either such person shall be and be deemed to be the execution by the Secretary of the Corporation.

(c)   The signature of any person may be engraved, lithographed or otherwise mechanically reproduced upon such terms and conditions as the Board may prescribe and every such facsimile signature shall for all purposes be deemed to be the signature of the person whose signature it reproduces and shall be binding upon the Corporation.

The term “instruments in writing” as used in this Article includes, without limitation, contracts, deeds, mortgages, hypothecs, charges, bonds, debentures, share certificates or other securities, bills of exchange, conveyances, transfers, assignments, releases, receipts, discharges, proxies and powers of attorney.

6.03        Banking Arrangements — The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the Board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the Board may from time to time prescribe or authorize.

6.04        Voting Rights in Other Bodies Corporate — The signing officers of the Corporation may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the officers executing such proxies or arranging for the issuance of voting certificates or such other evidence of the right to exercise such voting rights In addition, the Board may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

6.05        Information Available to Shareholders — Subject to the provisions of the Business Corporations Act, no shareholder shall be entitled to obtain any information respecting any details or conduct of the Corporation’s business which, in the opinion of the Board, would not be in the interests of the shareholders or the Corporation to communicate to the public. The Board may from time to time determine whether and to what extent and at what time and place and under what conditions or regulations the accounts, records and documents of the Corporation or any of them shall be open to the inspection of shareholders and no shareholder shall have any right of inspecting any account, record or document of the Corporation except as conferred by statute or authorized by the Board or by resolution passed at a general meeting of shareholders.

ARTICLE SEVEN
BORROWING AND SECURITIES

7.01        Borrowing Power — Without limiting the borrowing powers of the Corporation as set forth in the Business Corporations Act, the Board may from time to time on behalf of the Corporation, without authorization of the shareholders:

(a)   borrow money upon the credit of the Corporation;

(b)   issue, reissue, sell or pledge bonds, debentures, notes or other evidence of indebtedness or guarantee of the Corporation, whether secured or unsecured;

(c)   subject to the provisions of the Business Corporations Act give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

(d)   mortgage, hypothecate, pledge or otherwise create a security interest or other interest in or charge upon all or any property (including the undertaking and rights) of the Corporation, owned or subsequently acquired, by way of mortgage, hypothec, pledge or otherwise, to secure payment of any evidence of indebtedness, guarantee or other obligation of the Corporation.

Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

7.02        Delegation — The Board may from time to time delegate to such one or more of the directors and officers of the Corporation as may be designated by the Board all or any of the powers conferred on the Board by section 7.01 or by the Business Corporations Act to such extent and in such manner as the Board shall determine at the time of each such delegation.

ARTICLE EIGHT
SHARES AND TRANSFERS

8.01        Allotment — The Board may from time to time allot, or grant options to purchase, any part of the authorized and unissued shares of the Corporation at such times and to such persons (including directors of the Corporation or its affiliates) and for such consideration as the Board shall determine, provided that no share shall be issued until it is fully paid as prescribed by the Business Corporations Act.

8.02        Commissions — The Board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

8.03        Registration of Transfer — Subject to the provisions of the Business Corporations Act, no transfer of shares shall be registered in a securities register except upon presentation of the certificate representing such shares with a transfer endorsed thereon or delivered therewith duly executed by the registered holder or by his attorney or successor duly appointed, together with such reasonable assurance or evidence of signature, identification and authority to transfer as the Board may from time to time prescribe, upon payment of all applicable taxes and any fees prescribed by the Board and upon compliance with such restrictions on transfer as are authorized by the articles.

8.04        Transfer Agents and Registrars — The Board may from time to time appoint a registrar to maintain the securities register and a transfer agent to maintain the register of transfers and may also appoint one or more branch registrars to maintain branch securities registers and one or more branch transfer agents to maintain branch registers of transfers, but one person may be appointed both registrar and transfer agent The Board may at any time terminate any such appointment.

8.05        Non-Recognition of Trusts — Subject to the provisions of the Business Corporations Act, the Corporation shall treat as the absolute owner of any share the person in whose name the share is registered in the securities register as if that person had full legal capacity and authority to exercise all rights of ownership, irrespective of any indication to the contrary through knowledge or notice or description in the Corporation’s records or on the share certificate.

8.06        Share Certificates — Every holder of one or more shares of the Corporation shall be entitled, at his option, to a share certificate, or to a non-transferable written acknowledgement of his right to obtain a share certificate, stating the number and class or series of shares held by him as shown on the securities register. Share certificates and acknowledgements of a shareholder’s right to a share certificate, respectively, shall be in such form as the Board shall from time to time approve. Any share certificate shall be signed in accordance with section 6.02 and need not be under the corporate seal; provided that, unless the Board otherwise determines, certificates representing shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. The signatures of the signing officers, in the case of share certificates which are not valid unless countersigned by or on behalf of the transfer agent and/or registrar, may be printed or mechanically reproduced in facsimile upon share certificates and every such facsimile signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. A share certificate executed as aforesaid shall be valid notwithstanding that one or both of the officers whose facsimile signature appear thereon no longer holds office at the date of issue of the certificate.

8.07        Replacement of Share Certificates — The Board or any officer or agent designated by the Board may in its or his discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate claimed to have been lost, destroyed or wrongfully taken, on payment of such reasonable fee, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the Board may from time to time prescribe, whether generally or in any particular case.

8.08        Joint Shareholders — If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

8.09        Deceased Shareholders — In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends except as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

ARTICLE NINE
DIVIDENDS AND RIGHTS

9.01        Dividends — Subject to the Business Corporations Act, the Board may from time to time declare dividends payable to shareholders according to their respective rights and interests in the Corporation.

9.02        Dividend Cheques — Subject to any special rights attached to any class or series of shares, a dividend payable in money shall be paid by cheque to the order of each registered holder of shares of the class or series in respect of which it has been declared, and mailed by prepaid ordinary mail to such registered holder at his address recorded in the Corporation’s share register or share registers unless such holder otherwise directs in writing. In the case of joint holders the cheque shall, unless such joint holders otherwise direct in writing, be made payable to the order of all such joint holders and mailed to one of them at his recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold Alternatively, dividends payable in money may be paid to shareholders by such form of electronic funds transfer as the Corporation considers appropriate.

9.03        Non-Receipt of Cheques — In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursements of expenses and evidence of non-receipt and of title as the Board may from time to time prescribe, whether generally or in any particular case. No dividend shall bear interest against the Corporation.

9.04        Unclaimed Dividends — Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

ARTICLE TEN
FINANCIAL

10.01      Fiscal Year — Until changed by the Board, the fiscal year of the Corporation shall terminate on December 31 in each year.

10.02      Financial Statements —

(a)   The Board shall lay before the annual meeting of shareholders the financial statements of the Corporation for the preceding fiscal year and the report of the auditor thereon.

(b)   A copy of such financial statements and the report of the auditor thereon shall be sent in the manner in which notices are required to be given under this by-law to each shareholder at the time and in the manner required by applicable law or by the rules of the stock exchanges on which any of the shares of the Corporation are listed.

10.03      Remuneration of Auditor — The Board shall determine the remuneration to be paid to the Corporation’s auditor.

10.04      Bills of Exchange — The signature of any person may be engraved, lithographed or otherwise mechanically reproduced upon such terms and conditions as the Board may prescribe and every such facsimile signature shall for all purposes be deemed to be the signature of the person whose signature it reproduces and shall be binding upon the Corporation.

ARTICLE ELEVEN
NOTICES

11.01      Method of Giving Notices — Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Business Corporations Act, the by-laws or otherwise to a director (subject to section 2.12), shareholder (subject to the provisions of any class or series of shares), auditor or to a member of a committee appointed by the Board shall be sufficiently given if delivered personally to the person to whom it is to be given or if marled to him at his recorded address by prepaid ordinary or air mail. A notice so delivered shall be deemed to have been given when it is delivered personally; a notice so mailed shall be deemed to have been received at the time it would be delivered in the ordinary course of mail unless there are reasonable grounds for believing that the notice or document was not received at the time or at all. The Secretary to the Board, the Corporate Secretary or other duly authorized officer of the Corporation, or a duly authorized employee of any transfer agent of the Corporation may change or cause to be changed the recorded address of any shareholder, director, auditor or member of a committee appointed by the Board in accordance with any information believed by him to be reliable. The signatures to any notice to be given by the Corporation may be lithographed, written, printed or otherwise reproduced.

11.02      Notice to Joint Shareholders — If two or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice to one of such persons shall be sufficient notice to all of them.

11.03      Notice to Corporation — A notice or document required or permitted to be sent to or served on the Corporation may be:

(a)   delivered to the office of the Corporate Secretary at the Corporation’s registered office in the City of Calgary, Alberta in which event it shall be deemed to be received on the date of such delivery; or

(b)   sent by registered mail to the Corporation’s registered office to the attention of the Corporate Secretary in the City of Calgary, Alberta in which event it shall be deemed to be received or served at the time it would be delivered in the ordinary course of mail unless there are reasonable grounds for belief that the Corporation did not receive the notice or document at that time or at all.

11.04      Computation of Time — In computing the date when notice must be given under any provision requiring a specified number of days notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

11.05      Omissions and Errors — Subject to the Business Corporations Act, the accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee appointed by the Board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not:

(a)   invalidate any action or proceedings founded thereon; or

(b)   invalidate any action or proceedings taken at any meeting held pursuant to such notice or otherwise founded thereon.

11.06      Persons Entitled by Death or Operation of Law — Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the share register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Business Corporations Act.

11.07      Waiver of Notice — Any director, shareholder (or his duly appointed proxyholder), officer, auditor or any member of a committee appointed by the Board may at any time waive the sending of any notice or document, or waive or abridge the time for any notice or document, required to be given to him under any provision of the Business Corporations Act, the by-laws or otherwise and such waiver or abridgement shall cure any default in the giving or in the time of such notice or document, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the Board or of a committee of the Board which may be given in any manner.

11.08      Certificates — A certificate of the Secretary to the Board, the Corporate Secretary, an Assistant Secretary or other duly authorized officer of the Corporation in office at the time of making the certificate or a duly authorized employee of any transfer agent of the Corporation as to the facts in relation to the delivery or mailing of any notice to any shareholder shall be prima facie evidence thereof.

ARTICLE TWELVE
MEETINGS OF SHAREHOLDERS

12.01      Annual Meetings — Subject to the Business Corporations Act the annual meeting of shareholders shall be held at such time in each year and, subject to section 12.03, at such place as the Board, the Chairman of the Board, or the President may from time to time determine, for the purpose of considering the financial statements and reports required by the Business Corporations Act to be placed before the annual meeting, the election of directors, the appointment of an auditor and for the transaction of such other business as may properly be brought before the meeting.

12.02      Special Meetings — The Board may at any time, call a special meeting of shareholders.

12.03      Place of Meetings — Meetings of shareholders shall be held at the registered office of the Corporation or elsewhere in the municipality in which the registered office is situate or, if the Board shall so determine, at some other place within Alberta or, if all the shareholders entitled to vote at the meeting so agree, at some place outside the Province of Alberta.

12.04      Notice of Meetings — Notice of the time and place of each meeting of shareholders shall be given in the manner provided in Article Eleven not less than 21 nor more than 50 days before the date of the meeting to each director, to the auditor and to each shareholder who at the close of business on the record date for notice, if any, is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditor’s report, election of directors and reappointment of the incumbent auditor shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting. The text of a special resolution may be amended at a meeting of shareholders if the amendments correct manifest errors or are not material. A shareholder may in any manner waive notice of or otherwise consent to a meeting of shareholders.

12.05      List of Shareholders Entitled to Notice — For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares entitled to vote at the meeting held by each shareholder. If a record date for the meeting is fixed pursuant to section 12.06, the shareholders listed shall be those registered at the close of business on a day not later than 10 days after such record date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the last business day preceding the day on which notice of the meeting is given, or where no such notice is given, the day on which the meeting is held The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation, or at the place where the central securities register is kept, and at the meeting for which the list was prepared.

12.06      Record Date for Notice — The Board may fix in advance a record date, preceding the date of any meeting of shareholders by not more than 50 days and not less than 21 days, for the determination of the shareholders entitled to notice of the meeting, provided that notice of any such record date is given, not less than 7 days before such record date, by newspaper advertisement in the manner provided in the Business Corporations Act and by written notice to each stock exchange in Canada on which any of the shares of the Corporation are listed. If no record date is so fixed, the record date for the determination of the shareholders entitled to notice of the meeting shall be the close of business on the last business day immediately preceding the day on which the notice is sent, or, if no notice is sent, the day on which the meeting is held.

12.07      Meetings without Notice — A meeting of shareholders may be held without notice at any time and place permitted by the Business Corporations Act if (a) all the shareholders entitled to vote thereat are present in person or represented by proxy or if those not present or represented by proxy waive notice of or otherwise consent to such meeting being held, and (b) the auditor and the directors are present or waive notice of or otherwise consent to such meeting being held, unless any such person attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. At such a meeting any business may be transacted which the Corporation at a meeting of shareholders may transact.

12.08      Chairman, Secretary and Scrutineers — The chairman of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting and who is willing to act as chairman: Chairman of the Board, any Vice Chairman of the Board, any Deputy Chairman of the Board, President, or a Vice President who is a shareholder. If no such officer is present within 15 minutes after the time fixed for the commencement of the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. The chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

12.09      Persons Entitled to be Present — The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and the auditor of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Business Corporations Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

12.10      Quorum — Unless otherwise specified in the provisions attaching to any class or series of shares of the Corporation, a quorum for the transaction of business at any meeting of shareholders shall be the holders of not less than 10% of the shares entitled to vote at such meeting of shareholders present in person or by proxy.

12.11      Right to Vote — Subject to the provisions of the Business Corporations Act as to authorized representatives of any other body corporate, at any meeting of shareholders in respect of which the Corporation has prepared the list referred to in section 12.05, every person who is named in such list shall be entitled to vote the shares shown thereon opposite his name except, where the Corporation has fixed a record date in respect of such meeting pursuant to section 12.06, to the extent that such person has transferred any of his shares after such record date and the transferee, upon producing properly endorsed certificates evidencing such shares or otherwise establishing that he owns such shares, demands not later than 10 days before the meeting that his name be included in the list in which case the transferee is entitled to vote the transferred shares at the meeting. In the absence of a list prepared as aforesaid in respect of a meeting of shareholders, every person shall be entitled to vote at the meeting who at the time is entered in the securities register as the holder of one or more shares carrying the right to vote at such meeting.

12.12      Proxies — Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, to attend and act at the meeting in the manner and to the extent authorized by, and with the authority conferred by, the proxy. A proxy shall be in writing executed by the shareholder or his attorney and shall conform with the requirements of the Business Corporations Act.

12.13      Time for Deposit of Proxies — The Board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than 48 hours exclusive of non-business days, before which time proxies to be used at such meeting must be deposited with the Corporation or its agent. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, if it has been received by the Corporate Secretary or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

12.14      Joint Shareholders — If two or more persons hold shares jointly, any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented by proxy and vote, they shall vote as one on the shares jointly held by them.

12.15      Votes to Govern — At any meeting of shareholders every question shall, unless otherwise required by the Business Corporations Act, the articles or by-laws, be determined by the majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a poll, the chairman of the meeting shall not be entitled to a second or casting vote.

12.16      Show of Hands — Subject to the provisions of the Business Corporations Act, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

12.17      Ballots — On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, any shareholder or proxyholder entitled to vote at the meeting may require or demand a ballot either before or on the declaration of the result of any vote by show of hands. A ballot so required or demanded shall be taken in such manner as the chairman shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Business Corporations Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

12.18      Adjournment — If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the time of the adjournment. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

12.19      Meetings by Telephone — If a majority of the shareholders entitled to vote at the meeting consent, a shareholder or any other person entitled to attend a meeting of shareholders may participate in the meeting by means of telephone or other communication facilities that permit all persons participating in the meeting to hear each other, and a person participating in such a meeting by those means is deemed, for the purposes of the by-laws or the Business Corporations Act, to be present at the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates. A meeting where all persons participate in the meeting by means of telephone or other telecommunication facilities shall be deemed to have been held at the Corporation’s registered office unless otherwise determined by such meeting.

ARTICLE THIRTEEN
DIVISIONS AND DEPARTMENTS

13.01      Creation and Consolidation of Divisions — The Board may cause the business and operations of the Corporation or any part thereof to be divided or to be segregated into one or more divisions upon such basis, including without limitation, character or type of operation, geographical territory, product manufactured or service rendered, as the Board may consider appropriate in each case. The Board may also cause the business and operations of any such division to be further divided into sub-units and the business and operations of any such divisions or sub-units to be consolidated upon such basis as the Board may consider appropriate in each case.

13.02      Name of Division — Any division or its sub-units may be designated by such name as the Board may from time to time determine and may transact business, enter into contracts, sign cheques and other documents of any kind and do all acts and things under such name. Any such contract, cheque or document shall be binding upon the Corporation as if it had been entered into or signed in the name of the Corporation.

ARTICLE FOURTEEN
EFFECTIVE DATE

14.01      Effective Date — This by-law shall come into force upon the proclamation of an Act to repeal the NOVA Corporation of Alberta Act.

Enacted August 28, 1987, to be effective September 1, 1987, amended by the Board February 24, 1989, confirmed by the shareholders April 25, 1989, further amended by the Board June 22, 1990 and January 31, 1991 and confirmed by the shareholders April 23, 1991, further amended by the Board February 28, 1992 and confirmed by the shareholders April 21, 1992 and further amended by the Board May 11, 1994 and confirmed by the sole shareholder May 11, 1994.